Exhibit 10.2

AMENDMENT TO

CATELLUS DEVELOPMENT CORPORATION

2000 PERFORMANCE AWARD PLAN

WHEREAS, Catellus Development Corporation (the “Company”) maintains the Catellus Development Corporation 2000 Performance Award Plan, as amended and restated (the “Plan”);

WHEREAS, the Board of Directors has the authority to amend the Plan, and has determined that it is advisable and in the best interests of the stockholders of the Company to amend the Plan as set forth herein.

RESOLVED, that the Plan is hereby amended, effective as of August 30, 2005, as follows:

1. Section 9(g) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, in accordance with Section 1.11(a) of the Agreement and Plan of Merger by and among ProLogis, Palmtree Acquisition Corporation and the Corporation, dated as of June 5, 2005, as amended (the “Merger Agreement”) upon the effective time of the Merger (as defined in the Merger Agreement), each Option granted under this Section 9 that is then outstanding shall automatically be cancelled and each Participant who held such a cancelled Option shall receive, in consideration of such cancellation, the ‘Option Consideration,’ subject to applicable tax withholding, in the form of 65% Prologis common shares and 35% cash as defined and set forth in Section 1.11(a) of the Merger Agreement.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to confirm the adoption of this Amendment by the Board of Directors of the Company pursuant to Section 11 of the Plan this          day of                         , 2005.

CATELLUS DEVELOPMENT CORPORATION

By:
Its: